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                                                                    EXHIBIT 4(b)


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of October 22, 2002, by and between KIMCO REALTY CORPORATION, a Maryland corporation ("Kimco"), and WESTLAKE DEVELOPMENT COMPANY, INC., a California corporation ("Westlake").

         A. Westlake is a party to that certain Contribution Agreement dated as of August 14, 2002 (as amended, the "Contribution Agreement"), and is a Limited Partner under that certain Agreement of Limited Partnership of Kimco Westlake L.P. of even date herewith (the "Partnership Agreement").

         B. Kimco and Westlake desire to enter into this Agreement in order to set forth the registration obligations of Kimco with respect to those certain shares of Kimco common stock, par value $0.01 per share (the "REIT Shares"), to be issued to Westlake and any other Qualifying Party (as defined in the Partnership Agreement) (each, a "Holder") in connection with an Exchange (as defined in the Partnership Agreement) under the Partnership Agreement (the REIT Shares to be issued to the Holders, the "Registrable Shares").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

         1. Mandatory Registration.

         (a) Primary Registration Statement. Within twelve (12) months after the Closing Date (as defined in the Contribution Agreement), Kimco shall file with the U.S. Securities and Exchange Commission (the "SEC) a registration statement (a "Primary Registration Statement") under Rule 415 of the Securities Act of 1933, as amended or any successor (the "Securities Act"), covering the issuance of the Registrable Shares to the Holders in exchange for Limited Partnership Interests, pursuant to Article 8 of the Partnership Agreement.

         (b) Resale Registration Statement. In the event that Kimco is unable to effect the registration of the Registrable Shares under a Primary Registration Statement, Kimco may elect to file with the SEC a registration statement (a "Resale Registration Statement") under Rule 415 of the Securities Act covering the resale by the Holders of the Registrable Shares received in exchange for Limited Partnership Interests, pursuant to Article 8 of the Partnership Agreement.

         (c) Effectiveness. Kimco shall use its commercially reasonable efforts to cause any Primary Registration Statement or Resale Registration Statement (each, a "Registration Statement") (i) to be declared effective by the SEC as soon as practicable after the filing thereof, and (ii) to remain continuously effective (subject to the limitations contained herein) until the earlier of (A) the tenth (10th) anniversary of the Closing Date; and (B) such time as all the Registrable Shares covered by a Primary Registration Statement have been distributed to the Holders or such time as all the Registrable Shares covered by a Resale Registration Statement have been transferred by all the Holders in transactions that constitute sales under the Securities Act. Thereafter, Kimco will be entitled to withdraw and terminate the Registration Statement.

                                       1
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         2. Obligations of Kimco.

         (a) Compliance with Securities Laws. Kimco shall take such action as may be necessary so that (i) any Registration Statement, the related prospectus thereto, each amendment and supplement thereto, and each report or other document incorporated therein by reference complies in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; (ii) any Registration Statement and the related prospectus thereto do not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing; and (iii) any Registration Statement complies with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares covered by such Registration Statement.

         (b) Amendments and Supplements. Kimco shall (i) prepare and file with the SEC such amendments and supplements to any Registration Statement and the related prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the offer and sale of Registrable Shares; and
(ii) respond as promptly as practicable to any comments received from the SEC with respect to any Registration Statement or any amendment thereto.

         (c) Documents to be Furnished. Kimco shall furnish to each Holder such number of copies of the related prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares.

         (d) Blue Sky. Kimco shall use its commercially reasonable efforts to register and qualify the Registrable Shares covered by any Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions in the United States (i) as may be necessary to effect the issuance by Kimco of Registrable Shares to the Holders in accordance with a Primary Registration Statement or (ii) as may reasonably be requested by any selling Holder in order to effect the resale by such selling Holder of Registrable Shares in accordance with a Resale Registration Statement; provided, that Kimco will not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or execute a general consent to service of process in any such states or jurisdictions where it has not already done so.

         (e) Exchange Listing. Kimco shall use its commercially reasonable efforts to cause all the Registrable Shares to be supplementally listed (subject to official notice of issuance) on the New York Stock Exchange or any other securities exchange on which similar securities of Kimco are then listed.

         (f) Stop Orders. Kimco shall use its commercially reasonable efforts to obtain the withdrawal of any SEC order suspending the effectiveness of any Resale Registration Statement.

         (g) Notices. Kimco shall promptly notify each selling Holder of Registrable Shares of (i) any notification received by Kimco with respect to the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for that purpose, and (ii) any determination by Kimco to delay the filing, or suspend the effectiveness, of the Registration Statement pursuant to Section 4(a).

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         3. Obligations of Holders.

         (a) General Obligations. It is a condition precedent to Kimco's obligations under this Agreement that each Holder must have (i) agreed in writing to be bound by all the terms and conditions of this Agreement; (ii) promptly furnished to Kimco, in writing, such Holder's name and address; and
(iii) promptly furnished to Kimco, in writing, such other information relating to such Holder as may be reasonably requested by Kimco or as required by applicable securities laws to complete any Registration Statement and to effect the registration of the Registrable Shares.

         (b) Resale Registration Statement Obligations. Upon the receipt of any notice from Kimco pursuant to Section 2(g), each selling Holder shall immediately cease all offers and sales of Registrable Shares under any Resale Registration Statement until such time that Kimco gives the selling Holder written authorization to resume offers and sales under such Resale Registration Statement. If the prospectus included in any Resale Registration Statement has been amended to comply with the requirements of the Securities Act, no selling Holder may make any offers or sales of Registrable Shares under such Resale Registration Statement other than by means of such amended prospectus.

         4. Delay or Suspension of Registration Statement.

                  (a) Delay or Suspension. Kimco may either (1) delay the filing or effectiveness of any Registration Statement or (2) suspend any Registration Statement after effectiveness, in the event that:

                           (i) Kimco determines that information required to be
included in such Registration Statement is not yet available;

                           (ii) Kimco intends to file a registration statement
(other than a registration statement on Form S-8 or its successor form);

                           (iii) there is an occurrence which causes the
prospectus included in the Registration Statement, as then in effect, to contain any untrue statement of a material fact or to omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing; or

                           (iv) Kimco is engaged in any activity, transaction or
any preparations or negotiations for any activity or transaction that Kimco has a bona fide business purpose to keep confidential and Kimco determines that the public disclosure requirements imposed on Kimco under the Securities Act in connection with such Registration Statement would require the disclosure of such activity, transaction, preparations or negotiations;

provided, however, that Kimco (x) will promptly notify the Holders of Registrable Shares of the foregoing determination to delay or suspend such Registration Statement (but without necessarily specifying the basis for such determination) and (y) may not delay or suspend such Registration Statement for such reason more than twice in any twelve (12) month period or for more than sixty (60) days at any time.

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                  (b) Reinstatement. If Kimco delays or suspends a Registration
Statement pursuant to Section 4(a), Kimco shall, as promptly as practicable following the termination of the circumstance entitling Kimco to do so (but in no event more than sixty (60) days thereafter), take such actions as may be necessary to file or reinstate the effectiveness of such Registration Statement. If, as a result thereof, the prospectus included in such Registration Statement has been amended to comply with the requirements of the Securities Act, Kimco shall deliver to each Holder such amended prospectus.

         5. Expenses of Registration. In connection with any Registration Statement required to be filed hereunder, Kimco shall pay any and all expenses incurred in connection with any registration, including: (i) all registration and filing fees, (ii) fees and expenses of compliance with federal securities and state "Blue Sky" laws, (iii) printing expenses, (iv) internal Kimco expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Shares on the New York Stock Exchange or any securities exchange on which similar securities issued by Kimco are then listed, (vi) fees and disbursements of counsel for Kimco and the independent public accountants of Kimco, and (vii) the fees and expenses of any experts retained by Kimco in connection with such registration.

         6. Indemnification.

         (a) Indemnification by Kimco. To the extent permitted by law and solely with respect to a Resale Registration Statement, Kimco shall indemnify and hold harmless each selling Holder under a Resale Registration Statement, its officers, directors, agents and representatives and each person, if any, who "controls" a selling Holder within the meaning of the Securities Act (each, a "Holder Indemnitee"), against any and all losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Kimco shall pay to each Holder Indemnitee, as incurred, any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(a) will not apply to (w) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Kimco; (x) any Violation to the extent such Violation occurs in reliance upon and in conformity with written information furnished to Kimco by such Holder Indemnitee expressly for inclusion in the Resale Registration Statement; (y) any Violation to the extent such Violation occurs as a result of such Holder Indemnitee's failure to send or give a copy of the final prospectus furnished to it by Kimco at or prior to the time such action is required by the Securities Act; and (z) any Violation to the extent such Violation is contained in a prospectus included in a Resale Registration Statement which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Shares from the Holder Indemnitee and the Holder Indemnitee failed to deliver to such purchaser such supplement or amendment in a timely manner after having received it from Kimco.

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         (b) Indemnification by Holders. To the extent permitted by law and solely with respect to a Resale Registration Statement, each selling Holder thereunder shall, severally and not jointly, indemnify Kimco, each of its officers, directors, agents and representatives and each person, if any, who "controls" Kimco within the meaning of the Securities Act (each, a "Kimco Indemnitee"), against any and all losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that (i) such Violation occurs in reliance upon and in conformity with written information furnished to Kimco by such selling Holder expressly for inclusion in the Resale Registration Statement; (ii) such Violation occurs as a result of such selling Holder's failure to send or give a copy of the final prospectus furnished to it by Kimco at or prior to the time such action is required by the Securities Act; or (iii) such Violation is contained in a prospectus included in a Resale Registration Statement which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Shares from the selling Holder and the selling Holder failed to deliver to such purchaser such supplement or amendment in a timely manner after having received it from Kimco. Each Holder shall pay to each Kimco Indemnitee, as incurred, any legal or other expenses reasonably incurred by such Kimco Indemnitee in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder.

         (c) Indemnification Procedures.

                  (i) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought under this Section 6, but the failure to so notify the indemnifying party (A) shall not relieve it from any liability which it may have under the indemnity agreement contained in this Section 6, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (B) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than its indemnification obligation under the indemnity agreement provided under Sections 6(a) and 6(b).

                  (ii) If the indemnifying party so elects, within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, based upon advice of legal counsel experienced in such matters, that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided further, that it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referenced in Section 6(c)(i), the indemnifying party shall pay the reasonable fees and expenses of counsel for the indemnified party; in that event, the indemnifying party will not be liable for any amounts paid in any settlement if such settlement is effected without the prior written consent of the indemnifying party. If an indemnifying party assumes the defense of an action or proceeding in accordance with this Section 6(c), the indemnifying party will not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding, except as set forth in the proviso in the first sentence of this Section 6(c)(ii).

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                           (iii) Unless and until a final judgment is rendered
that an indemnified party is not
entitled to the costs of defense under the provisions of this Section 6, the indemnifying party shall reimburse, promptly as they are incurred, the indemnified party's costs of defense.

         (d) Contribution.

         (i) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that the contribution agreement contained in this Section 6(d) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.

         (ii) Kimco and the Holders acknowledge that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by any method of allocation that does not take account of the equitable considerations referred to above in Section 6(d)(i). The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in Sections 6(a) and 6(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such Holder were sold pursuant to the Resale Registration Statement exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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         7. Miscellaneous.

                  (a) Amendment, Modification and Supplementation. This Agreement may be amended, modified or supplemented only by written agreement of both Kimco, on the one hand, and any Holder, on the other hand, and such amendment, modification or supplement shall be binding only on the Holder signing it. Upon becoming a Holder, a person shall become a party to this Agreement by executing a counterpart of this Agreement and delivering a copy of such counterpart to Kimco.

                  (b) Waiver of Compliance; Consents. Any failure of Kimco or any Holder to comply with any obligation, covenant, agreement, or condition herein may be waived by the other party only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

                  (c) Notices. All notices and other communications hereunder must be in writing and will be deemed given when delivered personally by commercial courier service, reputable overnight delivery service or by facsimile to the parties at the following addresses (or at such other address for a party as may be specified by like notice):


            If to Westlake, to:       Westlake Development Company, Inc.
                                      520 El Camino Real, 9th Floor
                                      San Mateo, California  94402
                                      Attention:        Gary Wong
                                      Tel. No.:         (650) 579-1010 Ext. 159
                                      Facsimile:        (650) 745-1249
                                      Email:            gary@westlakegroup.net

            with a copy to:           O'Melveny & Myers LLP
                                      275 Battery Street, Suite 2600
                                      San Francisco, California  94111-3305
                                      Attention:        Stephen A. Cowan, Esq.
                                      Tel. No.:         (415) 984-8700
                                      Facsimile:        (415) 984-8701
                                      Email:            scowan@omm.com

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            If to any other           Such address as such Holder designates
            Holder, to:               to Kimco in writing

            with a copy to:           O'Melveny & Myers LLP
                                      275 Battery Street, Suite 2600
                                      San Francisco, California  94111-3305
                                      Attention:        Stephen A. Cowan, Esq.
                                      Tel. No.:         (415) 984-8700
                                      Facsimile:        (415) 984-8701
                                      Email:            scowan@omm.com

            If to Kimco, to:  Kimco Realty Corporation
                                      3333 New Hyde Park Road, P.O. Box 5020
                                      New Hyde Park, New York  11042-0020
                                      Attention:
                                      Facsimile:

            with copies to:           Gibson, Dunn & Crutcher LLP
                                      4 Park Plaza
                                      Irvine, California  92614
                                      Attention:        Teresa J. Farrell, Esq.
                                      Facsimile:        (949) 451-3895

                                      Latham & Watkins
                                      885 Third Avenue
                                      New York, New York  10022-4802
                                      Attention:        Raymond Y. Lin, Esq.
                                      Facsimile:        (212) 751-4864

                  (d) Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Westlake or any Holder may assign its rights, interests and obligations hereunder, without the prior written consent of Kimco, in connection with any transfer of Limited Partnership Interests (as defined in the Partnership Agreement) that does not require the consent of the General Partner (as defined in the Partnership Agreement) pursuant to Article 11 of the Partnership Agreement. This Agreement is not intended to confer upon any other person, except the parties hereto and the Holders from time to time, any rights or remedies hereunder.

                  (e) Governing Law. This Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of California.

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                  (f) Costs of Enforcement. If any party to this Agreement
brings any action, suit, counterclaim, appeal, arbitration, mediation or other proceeding, in equity or at law (an "Action"), to enforce this Agreement or to declare rights under this Agreement, in addition to any damages and costs which the prevailing party or parties otherwise would be entitled, the losing party or parties in any such Action shall pay to the prevailing party or parties all actual attorneys' fees and costs incurred in connection with such Action and/or enforcing any judgment, order, ruling or award (collectively, a "Decision") granted by a court, arbitrator or mediator, all of which must be paid whether or not such Action is prosecuted to a Decision.

                  (g) Severability. Any provision of this Agreement which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

                  (h) Construction. The captions and titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

                  (i) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto. Except as otherwise expressly provided in this Agreement, Kimco shall have no obligation to the Holders to register Registrable Shares under the Securities Act.

                  (j) Limitation of Obligation. Notwithstanding anything in this Agreement suggesting the contrary, the obligations of Kimco and the Holders under this Agreement will not apply to the extent the General Partner irrevocably elects not to exercise its right to issue REIT Shares in any Exchange under Section 8.5.B of the Partnership Agreement, and the General Partner promptly notifies each Holder of such election in writing. Kimco will have no obligation or liability, and no Holder will have any right or recourse, under this Agreement if the General Partner elects to satisfy any Exchange by means of Cash Payment (as defined in the Partnership Agreement).

                  (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Signatures transmitted electronically or by facsimile will be deemed original signatures; provided that the party delivering such electronic or facsimile signature shall deliver to the other an original signature page as soon thereafter as practicable.


         [The remainder of this page has been intentionally left blank;
                            signature page follows.]

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.

                                 Kimco:

                                 Kimco Realty Corporation,
                                 a Maryland corporation

                                 By:      /s/ Jeffrey J. Olson
                                          --------------------
                                 Name:    Jeffrey J. Olson
                                          ----------------
                                 Title:   Director of Acquisitions, West Coast
                                          ------------------------------------

                                 Westlake:

                                 Westlake Development Company, Inc.,
                                 a California corporation

                                 By:      /s/ Gary Wong
                                          -------------
                                          Gary Wong, President


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